PS BUSINESS PARKS, INC.
EXHIBIT 12
STATEMENT RE: COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
(in thousands, except ratios)

	Nine Months Ended
	September 30,
	2004	2003
Net income	$35,243	$38,490
Minority interest	22,026	23,494
Interest expense	2,612	3,013

Earnings available to cover fixed charges	$59,881	$64,997

Fixed charges – interest expense	$2,612	$3,013

Cumulative Preferred Stock dividends	$23,032	$11,904
Preferred partnership unit distributions	17,924	14,430

Total preferred distributions	$40,956	$26,334

Total combined fixed charges and preferred distributions, prior to the impact of EITF Topic D-42	$38,563	$29,347
Impact of EITF Topic D-42	5,005	—

Total combined fixed charges and preferred distributions, including the impact of EITF Topic D-42	$43,568	$29,347

Ratio of earnings to fixed charges	22.93x	21.57x

Ratio of earnings to combined fixed charges and preferred distributions, prior to the impact of EITF Topic D-42	1.55x	2.21x

Ratio of earnings to combined fixed charges and preferred distributions, including the impact of EITF Topic D-42	1.37x	2.21x

	Year Ended December 31,
	2003	2002	2001	2000	1999
Net income	$49,096	$57,430	$49,870	$51,181	$41,255
Minority interest	30,585	32,170	27,489	26,741	16,049
Interest expense	4,015	5,324	1,715	1,481	3,153

Earnings available to cover fixed charges	$83,696	$94,924	$79,074	$79,403	$60,457

Fixed charges – (including capitalized interest)	$4,015	$5,612	$2,806	$2,896	$4,142

Cumulative Preferred Stock dividends	$15,784	$15,412	$8,854	$5,088	$3,406
Preferred partnership unit distributions	19,240	17,927	14,107	12,185	4,156

Total preferred distributions	$35,024	$33,339	$22,961	$17,273	$7,562

Total combined fixed charges and preferred distributions, prior to the impact of EITF Topic D-42	$38,912	$38,951	$25,767	$20,169	$11,704
Impact of EITF Topic D-42	127	—	—	—	—

Total combined fixed charges and preferred distributions, including the impact of EITF Topic D-42	$39,039	$38,951	$25,767	$20,169	$11,704

Ratio of earnings to fixed charges	20.85x	16.91x	28.18x	27.42x	14.60x

Ratio of earnings to combined fixed charges and preferred distributions, prior to the impact of
Ratio of earnings to combined fixed charges and preferred distributions, prior to the impact of EITF Topic D-42	2.15x	2.44x	3.07x	3.94x	5.17x

Ratio of earnings to combined fixed charges and preferred distributions, including the impact of EITF Topic D-42	2.14x	2.44x	3.07x	3.94x	5.17x

PS BUSINESS PARKS, INC.
EXHIBIT 12
STATEMENT RE: COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

Supplemental Disclosure of Ratio of Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”) to Fixed Charges (a):

	Nine Months Ended
	September 30,
	2004	2003
	(in thousands, except ratios)
Net income	$35,243	$38,490
(Gain) loss on sale of real estate	(145)	(3,498)
Depreciation and amortization	55,019	43,237
Minority interest — preferred	17,924	14,430
Interest expense	2,612	3,013

EBITDA available to cover fixed charges	$110,653	$95,672

Fixed charges – interest expense	$2,612	$3,013

Cumulative Preferred Stock dividends	$23,032	$11,904
Preferred partnership unit distributions	17,924	14,430

Total preferred distributions (including impact of EITF Topic D-42)	$40,956	$26,334

Total combined fixed charges and preferred distributions, prior to the impact of EITF Topic D-42	$38,563	$29,347
Impact of EITF Topic D-42	5,005	—

Total combined fixed charges and preferred distributions, including the impact of EITF Topic D-42	$43,568	$29,347

Ratio of EBITDA to fixed charges	42.36x	31.75x

Ratio of EBITDA to combined fixed charges and preferred distributions, prior to the impact of EITF Topic D-42	2.87x	3.26x

Ratio of EBITDA to combined fixed charges and preferred distributions, including the impact of EITF Topic D-42	2.54x	3.26x

Continued on the following page

PS BUSINESS PARKS, INC.
EXHIBIT 12
STATEMENT RE: COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

Supplemental Disclosure of Ratio of Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”) to Fixed Charges (a):

Continued from previous page

	Years Ended December 31,
	2003	2002	2001	2000	1999
Net income	$49,096	$57,430	$49,870	$51,181	$41,255
(Gain) loss on sale of real estate	(2,897)	(9,023)	—	(256)	—
Depreciation and amortization	59,107	58,144	41,067	35,637	29,762
Minority interest – preferred	19,240	17,927	14,107	12,185	4,156
Interest expense	4,015	5,324	1,715	1,481	3,153

EBITDA available to cover fixed charges	$128,561	$129,802	$106,759	$100,228	$78,326

Fixed charges- (including capitalized interest)	$4,015	$5,612	$2,806	$2,896	$4,142

Cumulative Preferred Stock dividends	$15,784	$15,412	$8,854	$5,088	$3,406
Preferred partnership unit distributions	19,240	17,927	14,107	12,185	4,156

Total preferred distributions	$35,024	$33,339	$22,961	$17,273	$7,562

Total combined fixed charges and preferred distributions, prior to the impact of EITF Topic D-42	$38,912	$38,951	$25,767	$20,169	$11,704
Impact of EITF Topic D-42	127	—	—	—	—

Total combined fixed charges and preferred distributions, including the impact of EITF Topic D-42	$39,039	$38,951	$25,767	$20,169	$11,704

Ratio of EBITDA to fixed charges	32.02x	23.13x	38.05x	34.61x	18.91x

Ratio of EBITDA to combined fixed charges and preferred distributions, prior to the impact of EITF Topic D-42	3.30x	3.33x	4.14x	4.97x	6.69x

Ratio of EBITDA to combined fixed charges and preferred distributions, including the impact of EITF Topic D-42	3.30x	3.33x	4.14x	4.97x	6.69x

(a) EBITDA represents earnings prior to interest, taxes, depreciation, amortization, gains on sale of real estate and the impact of EITF Topic D-42. This supplemental disclosure of EBITDA is included because financial analysts and other members of the investment community consider coverage ratios for real estate companies on this basis.